EXHIBIT 10.17

        DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

     THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND
SECURITY AGREEMENT is made as of this 26th day of June, 1995, from Universal Security Instruments, Inc. ("Grantor") to Thomas
R. Marvel and A. Gregory Manuel ("Trustees") as Trustees for the benefit of Loyola Federal Savings Bank ("Beneficiary").

     Capitalized terms herein are defined in Section 2.

1.   RECITALS

     1.1 The Loan -- Grantor is indebted to Beneficiary for the Loan in the principal sum of One Million Three Hundred
Thousand Dollars ($1,300,000.00) as evidenced by the Note of Grantor as further described in Section 2.14.

     1.2 Obligations Secured -- This Deed of Trust secures (a) the full and punctual payment of the Loan according to the terms of the Note, (b) the payment of all sums due to Beneficiary or Trustees according to the terms of any of the Loan Documents, and
(c) the performance of, and compliance with, all of the obligations of the Grantor (express or implied) contained in the Loan Documents.

2.   DEFINITIONS -- Whenever capitalized in this Deed of
Trust, the following terms shall have the meaning given in this
Section 2, unless the context clearly indicates a contrary intent.

     2.1   Beneficiary -- "Beneficiary" means Loyola
Federal Savings Bank, its successors and assigns, and any subsequent holder of the Note.

     2.2   Deed of Trust -- "Deed of Trust" means
this instrument, including all current and future supplements, amendments, and attachments thereto.

     2.3 Default -- "Default" means: (a) the failure of Grantor to perform, cause to be performed, abide by, comply with, or observe any duty or obligation imposed upon Grantor by the Loan
Documents; (b) the breach of any of Grantor's warranties or covenants contained in any of the Loan Documents; (c) a misrepresentation by Grantor, its counsel, or any other Person on behalf of Grantor, in any of the Loan Documents; and (d) any event, happening, or condition which would constitute an Event of Default if not cured within any applicable grace period.

     2.4 Encumbrances -- "Encumbrances" includes all liens, mortgages, rights, Leases, restrictions, easements, deeds of trust, covenants, agreements, rights of way, rights of redemption, security interests, conditional sales agreements, land installment contracts, options, and all other burdens or charges.

     2.5 Event of Default -- "Event of Default" has the meaning given and provided in Section 12.1.

     2.6 Expense Account -- "Expense Account" means the Account which will be maintained pursuant to Section 6.2.

     2.7 Grantor -- "Grantor" means the Person identified as such in the introductory paragraph of this Deed of Trust, its successors and assigns, including any subsequent owner of all or any portion of Grantor's interest in the Trust Property.

     2.8 Land -- "Land" means the land more particularly described in Exhibit A to this Deed of Trust.

     2.9 Law -- "Law" means all federal, state, county, and municipal laws, regulations, rules, and ordinances, and all rules, regulations and orders of any other governmental authority including common law and rulings, decisions and interpretations of all judicial, quasi-judicial, and administrative bodies.

     2.10 Lease -- "Lease" means each lease which purports to convey any interest of Grantor in any portion of the Trust Property and includes subleases and assignments of leases.

     2.11 Legal Action -- "Legal Action" includes all suits or other proceedings brought at law or in equity or before any administrative agency, governmental body, or arbitrator which in any manner relate to the Trust Property or arise out of or relate to any of the Loan Documents.

     2.12 Loan -- "Loan" means the loan by the Beneficiary to the Grantor as set forth in Section 1.1 as evidenced by the Note.

     2.13  Loan Documents -- "Loan Documents" means this Deed of
Trust, the Note and any and all certificates, opinions, assignments and other documents executed in connection herewith or therewith, and all current and future supplements, amendments, and attachments thereto.

     2.14 Note of Grantor or Note -- "Note of Grantor" or "Note" means the promissory note of Grantor of even date herewith in the principal sum of One Million Three Hundred Thousand Dollars ($1,300,000.00), payable to the order of Beneficiary and evidencing the Loan, including all current and future supplements, amendments and attachments thereto.

     2.15 Operate -- "Operate" means to operate, use, manage, lease, contract, and control, including the right to repair, renew, replace, alter, add, better, and improve.

     2.16 Penalty Rate -- "Penalty Rate" means an interest rate of two (2) percentage points per annum above the interest rate otherwise payable on the Loan pursuant to the terms and provisions of the Note, during the time period that the Penalty Rate is applicable.

     2.17  Permitted Encumbrances -- "Permitted
Encumbrances" means this Deed of Trust and all Encumbrances as to which Beneficiary has given its prior written approval, liens arising for real estate taxes or public charges for sewage, water, drainage or other public improvements not yet due and payable, liens being contested as permitted herein, and Leases not in violation of Section 9.

     2.18 Person -- "Person" means any individual, corporation, limited liability company, partnership, association, trust, joint venture, or any other legal entity.

     2.19 Property -- "Property" has the meaning given in Section 3.3.

     2.20 Real Property -- "Real Property" means the Land, together with the improvements and rights identified in Section
3.1 and all other portions of the Trust Property which may legally be deemed to be real property under Section 3.7.

     2.21  Rents -- "Rents" includes all rents,
profits, royalties, issues, revenues, income, proceeds, earnings, and products generated by or arising out of the Trust Property.

     2.22 Risk -- "Risk" includes risk of loss or damage by fire, lightening, windstorm, hail, explosion, riot, riot attending a strike, civil strife, civil commotion, aircraft, vehicles, smoke, vandalism, malicious mischief, boiler explosion, and any other risk customarily insured against by persons operating property similar in kind to the Trust Property.

     2.23  Substances -- "Substances" has the meaning given in
Section 10.1.

     2.24 Taking -- "Taking" includes any taking by condemnation or eminent domain, any sale in lieu of condemnation under threat thereof, the alteration of the grade of any street, or any other injury to or decrease in the value of the Trust Property by any public or quasi-public authority or corporation or any other Person having the power of eminent domain.

     2.25 Taxes -- "Taxes" includes all taxes, excises, documentary stamp, recordation taxes and transfer taxes, recording taxes, assessments, water rents, sewer rents, metropolitan district charges, sanitary district charges, public dues, and other public charges levied or assessed upon the Trust Property, upon the Loan, or upon any Loan Document.

     2.26 Tenant -- "Tenant" means any lessee of Grantor under any Lease, and any sub-lessee or assignee of a Lease.

     2.27 Trustees -- "Trustees" means those Persons named in the introductory paragraph including any additional, successor, replacement, or substitute trustees permitted by Section 11.3.

     2.28 Trust Property -- "Trust Property" has the meaning given in Section 3.6.

     2.29 Uniform Commercial Code -- "Uniform Commercial Code" means Title 9 of the Commercial Law Article of the Annotated Code of Maryland and any amendments thereto or reenactments thereof.

3.   GRANTING CLAUSES

     3.1 Lien on Real Property -- The Grantor, in consideration of the Loan and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, grants and assigns to the Trustees, all the Land described more particularly in Exhibit A attached hereto as a part hereof together with (a) all buildings and improvements now or hereafter, located thereon, (b) all and singular the rights, alleys, ways, waters, easements, tenements, privileges, advantages, accessions, hereditaments and appurtenances belonging or in any way appertaining to the Land and other property described herein, and the reversions and remainders, earnings, revenues, rents, issues and profits thereof and including any right, title, interest or estate hereafter acquired by Grantor in the Land and other property described herein.

     3.2 Lien on Fixtures and Personal Property -- The Grantor further grants and assigns to the Trustees, all of the machines, apparatus, equipment, fixtures and articles of personal property now or hereafter located on the Land or in any improvements thereon (other than that owned by any Tenant), but limited to the following: all the walks, fences, shrubbery, driveways, fixtures, equipment, machinery, apparatus, fittings, building materials, now or hereafter ordered for eventual delivery to the Land herein described (whether or not delivered thereto), and all such as are now or hereafter located in or upon any interest or estate in the Land or any part thereof and used or usable in connection with any present or future operation of the Land now owned or hereafter acquired by Grantor, but limited to the following: all heating, lighting, incinerating and power equipment, engines, pipes, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire-prevention, fire-extinguishing, refrigerating, ventilating, air-cooling and air-conditioning apparatus,

elevators, escalators, shades, awnings, draperies curtains, fans, furnishings, carpeting, linoleum and other floor coverings, screens, doors and windows, sump pumps, attached cabinets, partitions, ducts and compressors, landscaping, outdoor equipment, security systems and including all equipment installed or to be installed or used or usable in the operation of the building or buildings or appurtenant facilities erected or to be erected in or upon the Land; it being understood that all the aforesaid shall be deemed to be fixtures and part of the Land, but whether or not of the nature of fixtures, they shall be deemed and shall constitute part of the security for the indebtedness herein mentioned and shall be covered by this Deed of Trust. Disposition of any of the aforesaid or of any interest therein is prohibited; however, if any disposition is made in violation hereof, the Trustees shall have a security interest in the proceeds therefrom to the fullest extent permitted by the laws of Maryland, and all the right, title and interest of the Grantor in and to any of such property which may be subject to any title retention or security agreement or instrument having priority over this Deed of Trust.

     3.3   Property -- All of the property described in Sections
3.1 and 3.2 is hereinafter collectively called the "Property".

     3.4   Lien on Leases and Rents and Other Rights --
The Grantor further grants and assigns to the Trustees (a) all Leases and Rents, including, without limitation, all cash or security deposits to secure performance by Tenants (whether such cash or securities are to be held until the expiration of the terms of Leases or are to be applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms), (b) all of the estate, right, title, use, claim and demand of every nature whatsoever, at law or in equity, which the Grantor may now have or may hereafter acquire in and to the Property, (c) all right, title and interest of the Grantor in and to all extensions, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Property, hereafter acquired by or released to the Grantor, or constructed, assembled or placed by or for the Grantor on the Property, and all conversions of the security constituted thereby, and (d) all documents, instruments, general intangibles, chattel paper, contract rights, accounts, plans, specifications, licenses, permits, books and records pertaining to tenants, if any.

     3.5   Lien on Insurance Policies and Condemnation Awards --
The Grantor further grants and assigns to the Trustees, all insurance policies and insurance proceeds pertaining to the Property including, but not limited to, those insurance policies described in Section 8, and all awards or payments, including interest thereon and the right to receive the same, which may be made with respect to any of the Property as a result of any taking or any injury to or decrease in the value of the Property.

     3.6 The Trust Property -- All of the property described in this Section 3 is collectively called the "Trust Property."

     3.7 Security Interest Under the Uniform Commercial Code -- Any portion of the Trust Property which by law is or may be real property shall be deemed to be a part of the Real Property for the purposes of this Deed of Trust. The remainder of the Trust Property shall be subject to the Uniform Commercial Code.
 Grantor hereby grants to the Beneficiary, a security interest in that portion of the Trust Property not deemed a part of the Real Property for the purpose of securing performance of all of Grantor's obligations under the Loan Documents. With respect to such security interest (a) the Beneficiary may exercise all rights granted or to be granted a secured party under the Uniform Commercial Code and (b) upon the occurrence of an Event of Default, the Beneficiary shall have a right of possession superior to any right of possession of the Grantor or any person claiming through or on behalf of the Grantor. Grantor executes this instrument as a Debtor under the Maryland Uniform Commercial Code, it being intended that this Deed of Trust shall constitute and be a security agreement and financing statement under the laws of Maryland.

4.   HABENDUM CLAUSE AND DEFEASANCES

     4.1 Habendum Clause -- The Trustees shall have and hold the Trust Property in fee simple, upon the terms and trust herein set forth.

     4.2 Termination of the Trust -- If Grantor shall pay or cause to be paid to the Beneficiary, all sums secured hereby in the manner stipulated in the Note and this Deed of Trust, and if all of Borrower's obligations under the Loan Documents have been fully and completely satisfied, then and in such case, the estate, right, title and interest of the Trustees in the Property shall cease, determine and become void, and upon proof being given to the satisfaction of the Trustees that the Note has been paid or satisfied, in accordance with its terms, that all of Borrower's obligations under the Loan Documents have been fully and completely satisfied and upon payment of all fees, costs, charges, expenses and liabilities chargeable or incurred or to be incurred by the Trustees and of any other sums as in this Deed of Trust provided, the Trustees shall, upon receipt of the written request of Beneficiary, and at the expense of Grantor, release and discharge this Deed of Trust of record, and shall transfer and deliver up to Grantor, any property at the time subject to this Deed of Trust which may be then in their possession.

5.   REPRESENTATIONS AND WARRANTIES

     5.1   Warranty of Title and Further Assurances --
The Grantor warrants that it has the right and authority to convey the Trust Property and warrants specially title to the Trust Property and that it will execute such further assurances as may be requisite.

     5.2   Purpose of the Loan -- The Grantor warrants that the
Loan is a "commercial loan" as defined in the Commercial Law
Article of the Annotated Code of Maryland.

     5.3 Existence, Good Standing, Power and Authority of Grantor -- Grantor is a corporation of the State of Maryland, is in good standing in the State of Maryland, and will maintain its good standing and existence until all of Grantor's obligations under the Loan Documents have been performed and satisfied. The execution and delivery of the Loan Documents, the carrying out of the transactions contemplated by the Loan Documents, and the performance of Grantor's obligations under the Loan Documents, have been duly authorized by all necessary action and will not conflict with or result in a breach of Law or any agreement or other instrument to which Grantor is bound.
The Loan Documents are valid and binding on Grantor and are enforceable against Grantor in accordance with their respective terms, as applicable.

6.   COVENANTS, RIGHTS, AND DUTIES OF GRANTOR GENERALLY

     6.1   Covenant to Pay Loan and to Perform Obligations
Under the Terms of the Loan Documents -- The Grantor covenants that it will punctually (a) pay to the Beneficiary the principal and interest of the Loan and all other costs and indebtedness secured hereby according to the terms of the Note and other
Loan Documents, and (b) perform and satisfy all other obligations of the Grantor under the Loan Documents.

     6.2   Expense Account -

          6.2.1 The Grantor will pay to the Beneficiary, monthly installments, each of which shall be equal to one-twelfth (1/12) of the estimated annual Taxes pertaining to the Trust Property, to be held by the Beneficiary in the Expense Account and disbursed by the Beneficiary to pay the Taxes before any penalty or interest shall accrue thereon. Estimates are to be made solely by the Beneficiary, and payments shall be made on the day of the month when payments of interest and principal are due on the Note. No interest shall be payable by the Beneficiary on the Expense Account unless, and then only to the extent that, applicable Law shall otherwise require. All overpayments to the Expense Account shall be applied to reduce future payments to the Expense Account, if any, or shall be returned to the Grantor, in the sole discretion of the Beneficiary.

          6.2.2 Upon written request of the Beneficiary, the Grantor shall immediately pay such additional sums into the Expense Account as the Beneficiary determines are necessary, so that one month prior to the date the Beneficiary is required to make payments of Taxes; payments can be made therefor out of the Expense Account.

          6.2.3 The Grantor hereby grants the Beneficiary, a security interest in the sums on deposit in the Expense Account to secure the obligations secured hereby, and upon the occurrence of an Event of Default, the Beneficiary may, unless prohibited by applicable Law, apply the balance of the Expense Account to Operate the Trust Property or to satisfy Grantor's obligations under the Loan Documents, as the Beneficiary may elect.

          6.2.4  Any amounts deposited pursuant to the
provisions of this Section shall not be, nor be deemed to be, trust funds, nor shall they operate to curtail or reduce the indebtedness secured hereby, and all such amounts may be commingled with the general funds of the depositor and be deposited at the Beneficiary or at an institution designated by Beneficiary. Beneficiary shall not be responsible for the solvency of such institution, provided it is insured by the Federal Deposit Insurance Corporation or other regulatory agency at the time of designation.

     6.3 Compliance with Laws -- The Grantor shall comply with all Laws, a breach of which would adversely affect (a) the financial condition of the Grantor, (b) the ability to use buildings and other improvements on the Land for the purposes for which they were designed or intended, (c) the value or status of the Trust Property, or (d) the value or status of the Trustees' title to the Trust Property.

     6.4 Statement of Amount Owing and Defenses -- Within ten (10) days after request from the Beneficiary, the Grantor shall certify, in writing, the amount of principal and interest then owing on the Loan and whether the Grantor has any defenses or offsets to the Loan and such other information as Beneficiary shall reasonably request.

     6.5 Changes in Applicable Tax Laws -- In the event (a) any Law is hereafter enacted which imposes a Tax upon the Loan, any of the Loan Documents, or the transactions evidenced or contemplated by any of the Loan Documents, or (b) any Law now in force governing the taxation of deeds of trust, debts secured by deeds of trust, or the manner of collecting any such Tax shall be changed or modified, in any manner, so as to impose a Tax upon the Loan, any of the Loan Documents, or the transactions evidenced or contemplated by any of the Loan Documents, (including, without limitation, a requirement that revenue stamps be affixed to any or all of the Loan Documents), the Grantor will promptly pay any such Tax. If the Grantor fails to make prompt payment, or if any Law either prohibits the Grantor from making the payment or would penalize the Beneficiary if Grantor makes the payment, then the failure, prohibition, or penalty, shall entitle the Beneficiary to exercise all rights hereunder as though an Event of Default had occurred.

     6.6   Further Assurances and Continuation Statements --
The Grantor from time to time will execute, acknowledge, deliver and record, at the Grantor's sole cost and expense, all further instruments, deeds, conveyances, supplemental deeds of trust, assignments, financing statements, transfers, and assurances as in the opinion of the Beneficiary's counsel may be necessary (a) to preserve, continue, and protect the interest of the Trustees or the Beneficiary in the Trust Property, (b) to perfect the grant to the Trustees of every part of the Trust Property, (c) to facilitate the execution of this trust, (d) to secure the rights and remedies of the Trustees and the Beneficiary under this Deed of Trust and the other Loan Documents, or (e) to transfer to any new Trustees or purchaser at a sale hereunder the Trust Property, funds, and powers now or hereafter held in trust hereunder. The Grantor, at the request of the Beneficiary, shall promptly execute any continuation statements required by the Uniform Commercial Code to maintain the lien on any portion of the Trust Property subject to the Uniform Commercial Code.

     6.7   Expenses -- The Grantor shall reimburse
the Beneficiary and the Trustees for any sums, including attorney's fees and expenses, incurred or expended by them (a) in connection with any action or proceeding to sustain the lien, security interest, priority, or validity of any Loan Document,
(b) to protect, enforce, interpret, or construe any of their rights under the Loan Documents, (c) for any title examination or title insurance policy relating to the title to the Trust Property, or (d) for any other purpose contemplated by or arising in connection with the Loan Documents. The Grantor shall, upon demand, pay all such sums together with interest thereon at the Penalty Rate accruing from the time the expense is paid. All such sums so expended by the Beneficiary and/or the Trustees shall be secured by this Deed of Trust. In any action or proceeding to foreclose this Deed of Trust or to recover or collect the Loan, the provisions of Law allowing the recovery of costs, disbursements, and allowances shall be in addition to the rights given by this Section 6.7.

     6.8 Appraisals -- At any time after an Event of Default, Beneficiary shall have the right from time to time, to have appraisals of the Property performed. Grantor will fully cooperate in the conduct and completion of such appraisals.
All such appraisals will be done at the sole cost and expense of Grantor.

7.   RIGHTS AND DUTIES OF GRANTOR WITH RESPECT TO MANAGEMENT AND
     USE OF THE TRUST PROPERTY

     7.1 Control by the Grantor -- Until the happening of an Event of Default, the Grantor shall have the right to possess and enjoy the Trust Property and, except as prohibited by the Loan Documents, to receive the Rents.

     7.2   Financial Statements; Books and Records -- The
Grantor shall furnish to the Beneficiary, quarterly financial statements and an audited annual financial statement of the Grantor. Such statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis. All such financial and operating statements will be furnished to Beneficiary by no later than ninety (90) days after the date of each calendar quarter and the end of Grantor's fiscal year, as the case may be. Grantor will not change its fiscal year without Beneficiary's prior written consent. The Grantor agrees to make its books and records available for inspection by the Beneficiary, upon request at any reasonable time, at Grantor's principal place of business or at such other location in the State of Maryland as Beneficiary may reasonably request. All such statements, reports and records shall be in form reasonably acceptable to Beneficiary.

     7.3   Alterations and Additional Improvements -- The
Grantor shall make no structural alterations or material nonstructural alterations to the Trust Property or construct any additional improvements on the Land without the prior written consent of the Beneficiary. All alterations or improvements shall be completed and paid for by the Grantor within a reasonable time. All alterations or improvements shall be erected (a) in a good and workmanlike manner strictly in accordance with all applicable Law, (b) entirely on the Land, (c) without encroaching upon any easement, right of way, or land of others, (d) so as not to violate any applicable use, height, setback or other applicable restriction, and (e) without permitting any mechanic's lien to attach to the Trust Property which is not being contested as permitted in Section 7.8. All alterations, additions, and additional improvements to the Trust Property shall automatically be a part of the Trust Property and shall be subject to this Deed of Trust.

     7.4   Restrictions on Sale and Transfer of the Trust
Property -- The Grantor shall not permit the Trust Property, or any part or portion thereof or any interest therein, to be transferred (whether by voluntary or involuntary conveyance, merger, operation of law, or otherwise) without the prior written consent of the Beneficiary. Any transferee of the Trust Property or any part or portion thereof or any interest therein, by virtue of its acceptance of the transfer, shall (without in any way affecting Grantor's liability under the Loan Documents) be conclusively deemed to have agreed to assume primary personal liability for the performance of the Grantor's obligations under

the Loan Documents. This Section shall not apply to any Taking, any disposition permitted by Section 7.7, any Lease entered into in compliance with Section 9.1, or any disposition by the Trustees or the Beneficiary by foreclosure hereunder or as otherwise permitted by the Loan Documents.

       7.5 Restriction on Encumbrances -- The Grantor shall not allow any Encumbrances on the Trust Property except the Permitted Encumbrances. The Grantor shall give the Beneficiary prompt notice of any default in or under any Permitted
Encumbrances and any notice of foreclosure or threat of foreclosure. The Grantor shall comply with its obligations under all Permitted Encumbrances. The Beneficiary may, at its election, satisfy any Encumbrance (other than a Permitted
Encumbrance not then in default), and the Grantor shall, on demand, reimburse the Beneficiary for any sums advanced for such satisfaction together with interest at the Penalty Rate accruing from the date of satisfaction, which sums shall be secured hereby.

       7.6   Maintenance, Waste, Repair and
Inspection -- Grantor shall (a) keep and maintain the Trust Property in good order, condition, and repair and make all equipment replacements and repairs necessary to insure that the security for the Loan is not impaired; (b) not commit or suffer any waste of the Trust Property; (c) promptly protect and conserve any portion of the Trust Property remaining after any damage to, or partial destruction of, the Trust Property; (d) promptly repair, restore, replace or rebuild any portion of the Trust Property which is damaged or destroyed; (e) promptly restore the balance of the Trust Property remaining after any Taking; (f) permit the Beneficiary or its designee to inspect the Trust Property at all reasonable times; and (g) not make any material change in the grade of the Trust Property or permit any excavation of or on the Trust Property.

       7.7 Removal and Replacement of Equipment and Improvements -- No part of the Trust Property, except supplies consumed in the normal course of business and operations, shall be removed from the Land, demolished, or materially altered without the prior written consent of the Beneficiary. The Grantor may, without consent and free from the lien and security interest of this Deed of Trust, remove and dispose of any worn out or obsolete fixtures or equipment which are a part of the Trust Property upon thirty
(30) days prior written notice to the Beneficiary. Prior to or simultaneously with their removal, such fixtures and equipment shall be replaced with fixtures or equipment of equal or greater value. The replacement fixtures or equipment shall be free of all Encumbrances, shall automatically be subject to the lien and security interest of this Deed of Trust, and shall automatically be subject to the granting clauses hereof. Upon the sale of any removed fixtures and equipment which are not replaced, the proceeds shall be applied as a prepayment of the Loan, to be applied in inverse order of installments. All sales shall be conducted in a commercially reasonable manner with a bona fide effort to obtain a sale price of at least market value.

       7.8 Taxes and Permitted Contests -- The Grantor shall pay (a) all Taxes (other than those payable by the Beneficiary from the Expense Account) on or before the date any interest or penalty begins to accrue or attach thereto; and (b) all claims which, if unpaid, might become a lien or charge upon the Trust Property to such an extent as to materially and adversely affect the Grantor's ability to use the Trust Property for the purposes for which it was designed or intended. Provided, however, that the Grantor shall not be required to pay any Taxes or claim, the amount, validity or payment of which is being contested, in good faith, by appropriate legal proceedings, and so long as, in the sole opinion of the Beneficiary, no part of the Trust Property is in danger of being sold, forfeited or lost and the contest is not impairing the security for the Loan. Upon payment thereof, the Grantor shall promptly supply the Beneficiary with receipts showing the payment of the Taxes, assessment or claim.

      7.9 Restrictive Covenants, Zoning, etc. -- No restrictive covenant, zoning change, or other restriction affecting the Trust Property may be entered into, requested by or consented to by Grantor without the prior written consent of the Beneficiary.

      7.10 Preservation of Appurtenances -- The Grantor will do all things necessary to preserve intact and unimpaired, all easements, appurtenances, and other interests and rights in favor of, or constituting any portion of, the Trust Property.

      7.11  Partial Release -- Grantor contemplates
subdividing the Land by recording a subdivision plat among the land records of Baltimore County. One of the parcels which shall be created by recordation of said plat is described in Exhibit B attached hereto and made a part hereof. Prior to recording of such plat, it shall be presented to Beneficiary for approval, which approval will not be unreasonably withheld. Beneficiary will release the land described in Exhibit B without payment on account of the principal balance of the Loan, upon presentation of the approved plat as recorded among said land records, if and only if no Event of Default shall exist under any of the Loan Documents on the date that the Grantor requests such release and no event shall have occurred and be continuing which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default under any of the Loan Documents. The cost of preparing and recording the partial release and the reasonable review fee of Beneficiary' s counsel shall be paid by Grantor.

8.   INSURANCE AND CONDEMNATION

     8.1   Casualty Insurance and Allocation in Event of Loss
- -- Grantor shall at all times maintain in full effect, industry standard "all-risk" property insurance covering the Property under forms and by companies approved by Beneficiary. Such insurance shall cover all risks of direct physical loss to the Property, including but not limited to all loss or damage caused by fire, lightning, explosion, windstorm, hail, smoke, aircraft, vehicles, riot or civil commotion, vandalism, malicious mischief, sprinkler leakage, weight of snow, ice or sleet, water damage, and sinkhole collapse. Such property insurance shall contain an agreed amount endorsement, and in any event, in amounts not less than one hundred percent (100%) of the replacement value of the Property. Grantor shall require annually, the fire underwriters rating bureau, or equivalent organization acceptable to Beneficiary, to establish value for the Property and to furnish an executed copy thereof to Beneficiary. Grantor shall cause a non-contributing
Standard Mortgagee Clause, with Beneficiary named as first mortgagee, satisfactory to Beneficiary, to be attached to each such policy providing that all payments thereunder shall be made to the sole order of Beneficiary as its interest may appear, and a clause providing that such policy may not be surrendered, canceled or modified without thirty (30) days prior written notice to Beneficiary. During any construction, repair, restoration or replacement of improvements on the Land, Grantor shall obtain and keep in effect, a standard all-risk builder's risk policy with extended coverage in the amount of one hundred percent (100%) of the completed value of the improvements, with a non-contributing mortgagee clause and non-surrender, non-cancellation, non-modification clause as aforesaid, and such insurance shall be written in such manner and by such companies as are approved by Beneficiary.

      All proceeds under such policies shall be paid to the Trustees and the Beneficiary to be applied (a) if funds sufficient to restore the Trust Property are available from such insurance proceeds (together with other funds supplied or caused to be supplied by, Grantor) and no Default or Event of Default is then outstanding, to the restoration of the Trust Property; or
(b) if sufficient funds are not available to restore the Trust Property or a Default or Event of Default is then outstanding, to prepayment of amounts due under the Note, in inverse order of installments. All moneys not utilized for the restoration of the Trust Property shall be applied as a prepayment of amounts due under the Note, in inverse order of installments. If proceeds of insurance are used to restore the Trust Property, as aforesaid, neither Trustees nor the Beneficiary shall be obligated to see to the proper allocation thereof, nor shall any such amount so used be deemed a payment of any indebtedness secured by this Deed of Trust. Proceeds of insurance to be used for restoration purposes shall be held by the Beneficiary and disbursed under such terms and conditions, to such Persons, and at such times, as

Beneficiary may determine in its sole discretion

      In the event of a foreclosure sale of Property or part thereof or other transfer of title to the Property in lieu of foreclosure, Beneficiary is authorized, but not obligated, to cancel any or of the aforesaid policies, and any unearned premium or premiums returned shall be applied to the payment of the indebtedness secured hereby.

      8.2   Liability Insurance -- The Grantor will
maintain liability and indemnity insurance with respect to the Trust Property in such amounts, with such companies, and subject to such terms and conditions as the Beneficiary may direct and approve. Such policies of insurance shall name the Trustees and the Beneficiaries as additional insureds thereunder and within thirty (30) days prior to the expiration of any such policy, the Grantor shall supply the Beneficiary with a renewal policy marked "Premium Paid". Said liability insurance shall be written on an occurrence basis with combined single limits of at least Ten Million Dollars ($10,000,000.00) per occurrence and in the aggregate. Such liability insurance shall include broad form endorsement coverage, including automobile liability, contractual liability, property damage and personal injury coverage. Such policy may not be surrendered, canceled or modified without thirty (30) days prior written notice to Beneficiary.

      8.3 Rental Interruption and Other Insurance -- If the Trust Property is rented, unless waived by Beneficiary, the Grantor shall also carry and maintain rental interruption and such other types of insurance as Beneficiary shall require on the Trust Property in the same manner and under the same conditions (to the extent applicable) as provided in Section 8.2.

      8.4   Condemnation and Allocation of Condemnation Awards
- -- Grantor, immediately upon obtaining knowledge of the threat or institution of any proceeding for a Taking, will notify the Trustees and the Beneficiary of such proceeding. The Trustees and/or the Beneficiary, may participate in any such proceeding, and Grantor will, from time to time, deliver to the Trustees and the Beneficiary, all instruments requested by them to permit such participation. Any award or payment made as a result of any Taking shall be paid to the Trustees and the Beneficiary, jointly, to be applied to prepayment of amounts due under the Note in inverse order of installments. The application of any award or payment as a prepayment of amounts due under the Note shall take effect only on the actual date of the receipt of the payment or award by the Trustees and the Beneficiary.

9.   LEASES

     9.1 Compliance with Leases -- Grantor shall carry out all of its agreements and covenants as landlord contained in any Leases and not permit a lien or other encumbrance superior to such Leases other than this Deed of Trust. No Lease shall include any space, or grant to any tenant any right or interest in any area outside of the limits of the Property. Upon demand of Beneficiary, Grantor shall furnish Beneficiary an executed copy of each Lease immediately upon its execution. All future Leases shall be written on the standard form accepted by Beneficiary, with only such changes as Beneficiary shall have approved in writing or on a Lease agreement approved by Beneficiary. Beneficiary will not enter into any Lease without the prior written approval of Beneficiary, which approval will not be unreasonably withheld. All Leases will prohibit subleasing or assigning by any Tenant without the prior written approval of the Beneficiary.

     9.2   Assignment of Leases -- Grantor hereby
grants, conveys, assigns, and transfers unto the Trustees, for the benefit of Beneficiary, all the right, title, interest and privileges which the Grantor has or may hereafter have in any and all of said Leases now existing or hereafter made affecting all or a part of the Property, as said Leases may have been or may from time to time be hereafter modified, extended or renewed with all the Rents (which word when used in this Deed of Trust shall include, without limitation, all income and profits) due and becoming due therefrom and including without limitation the right of Beneficiary to inspect the Leased areas of tenants. Grantor shall, upon written request by Beneficiary or the Trustees, execute assignments (in any form customarily used by Beneficiary) of any present or future Leases, together with the Rents due and becoming due therefrom, which affect in any way all or any part of the Property No such assignment made or required hereby shall be construed as a consent by Trustees or Beneficiary to any Lease or to impose on Trustees or Beneficiary any obligation with respect thereto. Grantor shall not make any other assignment, hypothecation or pledge of any Rents under any Lease of part or all of the Property. Grantor shall not, without the prior written approval of Beneficiary, cancel any of the Leases, nor terminate or accept a surrender thereof, nor reduce the payment of Rent thereunder, nor modify any of said Leases, nor accept any prepayment of Rent other than the usual prepayment as would result from the acceptance by landlord more than fifteen (15) days before the first day of each month for the ensuing month under Leases approved by Beneficiary according to the terms of such Leases. The covenants and restrictions of this subsection shall be deemed covenants and restrictions running with the land.

      9.3 Limitation on Subordinate Lienors -- Grantor covenants that the holder of any subordinate lien shall have no right, and shall acquire no right, to terminate or modify any Lease affecting the Property whether or not such Lease is subordinate to the legal operation and effect of this Deed of Trust.

      9.4 Assignment of Bankruptcy Awards -- Grantor hereby assigns to Trustees for the benefit of Beneficiary, any award made hereafter to it in any court procedure involving any of the tenants in any bankruptcy, insolvency or reorganization proceeding in any state or federal court and any and all payments by any tenant in lieu of Rent.

      9.5 Limitation of Liability under Leases -- Neither the Trustees nor Beneficiary shall be obligated to perform or discharge any obligation or duty to be performed or discharged by Grantor under any Lease; and Grantor hereby agrees to indemnify the Trustees and Beneficiary for and to save them harmless from, any and all liability arising from any Lease, or this assignment thereof, and this assignment shall not place the responsibility for the control, care, management or repair of the Property upon the Trustees or Beneficiary, nor make said Trustees or Beneficiary liable for any negligence in the management, operation, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, agent, guest, or stranger.

      9.6   Enforcement of Leases, Amendment, Waiver, etc. --
The Grantor will enforce all Leases according to their terms and shall take such action to that end as may be requested by the Trustees or the Beneficiary, regardless of whether any such Lease has been assigned to the Beneficiary or the Trustees. The Grantor shall not, without the prior written consent of the Beneficiary (a) cancel or terminate, or consent to or accept any cancellation, termination, or surrender of any Lease, or permit any event within the Grantor's control to occur which would terminate or cancel any Lease, (b) amend or modify any Lease, (c) waive any default under or breach of any Lease, (d) consent to or permit any prepayment or discount of Rent or advance Rent under any Lease, or (e) give any consent, waiver, or approval under any Lease or take any other action with respect to any Lease which may impair the value of the Beneficiary's interest in the Trust Property or the position or interest of the Trustees with respect to the Trust Property. Grantor shall comply with and perform all duties and obligations imposed upon or assumed by it in all Leases.

      9.7 Subordination and Attornment -- In the event of a foreclosure sale pursuant to this Deed of Trust, each Tenant shall, upon request and with assurance of non-disturbance, attorn to and acknowledge any purchaser at foreclosure or grantee in lieu of foreclosure as landlord and the purchaser will not be required to credit any Tenant under any Lease with Rent paid more than one (1) month in advance. All Leases shall be subject and subordinate to modifications of and amendments to the Loan Documents and any additional financing or refinancing of the Trust Property by or for the Beneficiary.

      9.8   Restriction on Assignment of Rents -- The
Grantor shall not assign the Rents arising from the Trust
Property or any part thereof or any interest therein without the prior written consent of the Beneficiary. Any attempted assignment, pledge, hypothecation, or grant without such consent shall be null and void.

10.  ENVIRONMENTAL MATTERS

     10.1 No Substances Present -- Grantor hereby represents and warrants to Beneficiary that to the best of Grantor's knowledge, there are not now and have never been any materials or substances located on or near the Property that, under federal, state, or local law, statute, ordinance, or regulation, or administrative or court order or decree, or private agreement, are regulated as to use, generation, collection, storage, treatment, or disposal (such materials or substances are hereinafter collectively referred to as "Substances"). The term "Substances" includes any materials or substances whose release or threatened release may pose a risk to human health or the environment and shall also include without limitation (i) asbestos in any form, (ii) urea formaldehyde foam insulation,
(iii) paint containing lead, (iv) transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls of 50 parts per million or more, and (v) any other chemical, material or substance which is prohibited by any federal, state, county, regional, local or other governmental authority or which is in excess of any limitations set by such authority or in violation of regulations promulgated by such authority including, without limitation, the following: (a) "oil, petroleum products, and their byproducts" as defined by Maryland Natural Resources Code Ann., Section 4-1
(a)(3) (1987), as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous waste", "hazardous substance" or "release" as defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder ("CERCLA"); (c) any "hazardous substance" or "hazardous waste" as defined by Maryland Environment Code Ann., Title 7, Subtitle 2, as amended from time to time, and regulations promulgated thereunder; and (d) any "solid waste" or "disposal" as defined in the Resource Conservation and Recovery Act of 1976, as amended from time to time, and the

regulations promulgated thereunder ("RCRA"). Grantor further represents and warrants to Beneficiary that the Property is not now being used nor has it ever been used in the past for any activities involving the use, generation, collection, storage, treatment, or disposal of any Substances. Grantor will not place or permit to be placed any Substances on or near the Property except for those Substances that are typically used in projects of the type Operated currently on the Property, provided the same are in appropriately small quantities and are stored, used, and disposed of properly; or Substances that are approved in writing by Beneficiary.

      10.2 Acting Upon Presence of Substances -- Grantor hereby covenants and agrees that, if at any time (i) Substances are spilled, emitted, disposed, or leaked in any amount; or (ii) it is determined that there are Substances located on, in, or under the Property other than those of which Beneficiary has approved in writing or which are permitted to be used on the Property without Beneficiary's written approval pursuant to
Section 10.1, Grantor shall immediately notify Beneficiary and any authorities required by law to be notified, and shall, within thirty (30) days thereafter or sooner if required by Beneficiary or any governmental authority, take or cause to be taken, at Grantor's sole expense, such action as may be required by any governmental authority. If Grantor shall fail to take such action, Beneficiary may make advances or payments towards performance or satisfaction of the same but shall be under no obligation whatsoever so to do; and all sums so advanced or paid, including all sums advanced or paid in connection with any investigation or judicial or administrative proceeding relating thereto, including, without limitation, reasonable attorneys fees, expert fees, fines, or other penalty payments, shall be at once repayable by Grantor and shall bear interest at the Penalty Rate from the date advanced or paid by Beneficiary until the date paid by Grantor to Beneficiary, and all sums so advanced or paid, with interest as aforesaid, shall come a part of the indebtedness secured hereby.

      10.3 Environmental Audits -- Grantor, promptly upon the written request of Beneficiary from time to time, shall provide Beneficiary, at Grantor's expense, from time to time with an environmental site assessment or environmental audit report, or an update of such an assessment or report, all in scope, form, and content, satisfactory to Beneficiary. Prior to an Event of Default, Beneficiary will not make such a request unless Beneficiary has reasonable grounds to believe that Substances are or may be present on the Property or that Grantor is not in full and complete compliance with all applicable environmental laws and regulations.

      10.4 Environmental Notices -- Grantor shall furnish to Beneficiary duplicate copies of all correspondence, notices, or reports it receives from any federal, state, or local agency or any other person regarding environmental matters or Substances at or near the Property, immediately upon Grantor's receipt thereof.

      10.5 Condition of Property -- Grantor hereby represents and warrants that there are no wells or septic tanks on the Property serving any other property; no wells or septic tanks on other property serving the Property; no burial grounds, archeological sites, or habitats of endangered or threatened species on the Property; and that no part of the Property is subject to tidal waters; has been designated as wetlands by any federal, state, or local law or governmental agency; or is located in a special flood hazard area.

      10.6  Environmental Indemnity -- The Grantor
expressly acknowledges and agrees that it will reimburse, defend, indemnify and hold harmless the Trustees and the Beneficiary, their successors, assigns and other parties claiming any interest in the Property, through or under them or either of them, from and against any and all liabilities, claims, damages, demands, causes of action, administrative orders, consent agreements, penalties, expenditures, losses or charges (including, but not limited to, all costs of investigation, monitoring, legal fees, remedial response removal, restoration or permit acquisition) which may, now or in the future being undertaken, suffered, paid, awarded, assessed, or otherwise incurred as the result of or a connection with:

           (i) claims relating directly or indirectly, in whole or in part, to the presence or removal of any Substances;

          (ii) any investigation, monitoring, clean up, removal, restoration, remedial response or remedial work undertaken on the Property by or on behalf of Grantor subsequent to the date hereof;

         (iii) any activity on or off the Property, whether prior to or during the term of this Loan, and whether such activity was carried on by Grantor or any predecessor in title or any employees, agents, contractors or third parties, if such activity involved Substances, in whole or in part, directly or indirectly;

         (iv) noncompliance with any applicable federal, state, or local laws, rules or regulations relating to the Substances;
or

          (v)  Grantor's breach of any warranty given
or agreement set forth in this Section 10. In case any claim, action, suit or proceeding is brought against any of the Trustees or the Beneficiary for which indemnification is sought hereunder, the Trustees or the Beneficiary shall give timely notice of such proceeding to the Grantor, and the Grantor will, at the Grantor's expense, resist and defend such claim, action, suit or proceeding or will cause the same to be resisted and defended by counsel designated by the Grantor and approved by the Trustees or the Beneficiary, or both as the case may be, provided that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. The foregoing indemnification and agreements shall survive the release or other termination of this Deed of Trust (by operation of law or otherwise). The Grantor acknowledges and agrees that its grant of the Property to the Trustees shall not and does not relieve or release it of any legal liability and responsibility (under common law, statute or regulation) it would otherwise have as the owner of the Property, whether by way of damages, penalties, remedial actions, or otherwise for any adverse effects or consequences resulting at any time from any contamination of the soil, facilities, buildings, and/or groundwaters which existed on, above or under the Property.

11.  THE TRUSTEES

     11.1 Endorsement and Execution of Documents -- Upon the written request of the Beneficiary, the Trustees shall, without liability or notice to the Grantor, execute, consent to, or join in any instrument or agreement in connection with or necessary to effectuate the purposes of the Loan Documents. Upon the happening of an Event of Default, the Grantor hereby irrevocably designates the Trustees as its attorneys-in-fact to execute, acknowledge, and deliver, on the Grantor's behalf and in the Grantor's name, all instruments or agreements necessary to effectuate the purposes of the Loan Documents, or implement the provisions of Section 3.7, contemplated by Section 6.6, or necessary to further perfect the lien created by this Deed of Trust on the Trust Property. This power of attorney shall be deemed to be coupled with an interest and shall survive any disability of the Grantor.

     11.2 Actions of Trustee -- The Trustees shall be protected in acting upon any notice, request, consent, demand, statement, note or other paper or document believed by them to be genuine and to have been signed by the party or parties purporting to sign the same. The Trustees shall not be liable for any error of judgment, nor for any act done or step taken or omitted, nor for any mistake of law or fact, nor for anything which they may do or refrain from doing in good faith nor generally shall a Trustee have any accountability hereunder except for his own individual willful misconduct.

     11.3 Substitution of Trustees -- The Beneficiary may, by filing a deed of appointment in the office where this instrument is recorded, appoint additional or replacement trustees and may remove the Trustees, from time to time, without notice to the Grantor or the Trustees and without specifying any reason.

     11.4 Multiple Trustees -- Any Trustee, individually, may exercise all powers granted to the Trustees collectively, without the necessity of the joinder of any other Trustee.

     11.5 Terms of Trustees ' Acceptance -- The Trustees accept the trust created by this Deed of Trust upon the following terms and conditions:

           11.5.1  The Trustees may exercise any of their
powers through appointment of attorneys-in-fact or agents.

           11.5.2 The Trustees shall not be liable for any matter or cause arising under this Deed of Trust or in connection therewith except by reason of their own willful misconduct.

           11.5.3  The Trustees may select and employ
legal counsel at the expense of Grantor.

           11.5.4 The Trustees shall be under no obligation to take any action upon any Event of Default unless they are furnished security or indemnity, in form satisfactory to the Trustees, against costs, expenses, and liabilities which may be incurred by the Trustees.

           11.5.5  The Trustees shall have no duty to take
any action except upon written demand of the parties to whom is then owed fifty-one percent (51%) or more of the then outstanding principal balance of the Note.

           11.5.6  A Trustee may resign upon thirty (30)
days written notice to the Beneficiary.       11.6  Trustees'
Reimbursement -- The Grantor shall reimburse the Trustees for all reasonable disbursements and expenses incurred by reason of this Deed of Trust.

     11.7 Save Harmless Clause -- The Grantor shall indemnify and save harmless the Beneficiary and the Trustees, singularly and jointly, from all costs and expenses, including reasonable attorneys' fees, incurred by them or any of them by reason of this Deed of Trust, including any Legal Action to which Beneficiary or the Trustees shall become a party. Any money so paid or expended by Beneficiary or the Trustees shall be due and payable upon demand together with interest at the Penalty Rate from the date incurred and shall be secured by this Deed of Trust. The obligation set forth in this Section 11.7 is in addition to all other obligations of Grantor to indemnify and

save Beneficiary harmless as set forth in other provisions of this Deed of Trust.

12.  DEFAULT

     12.1 Event of Default -- The occurrence of any of the following shall constitute an Event of Default:

           12.1.1  Monetary Defaults -- The failure of the
Grantor to pay any amounts due under any of the Loan Documents when due and payable, whether at maturity, by obligation or election to prepay, or otherwise.

           12.1.2 Breach of Representations and Warranties -- Any statement, representation or warranty made by the Grantor herein or any statement, representation or warranty made in any of the Loan Documents shall prove to have been incorrect, false, incomplete or misleading in any material respect when made or shall be breached.

           12.1.3  Insurance Provisions -- The failure of
Grantor to perform its obligations set forth in Section 8.1, 8.2 or 8.3.

           12.1.4  Receiver; Bankruptcy -- If the Grantor
(a) applies for, or consents in writing to, the appointment of a receiver, trustee, or liquidator for it of the Trust Property, or of all or substantially all of its assets, (b) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they become due, (c) makes an assignment for benefit of creditors, (d) files a petition or an answer seeking a reorganization, composition, adjustment, arrangement with creditors, or takes advantage of any insolvency law, (e) files an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, composition, adjustment, arrangement, or insolvency proceeding, or (f) petitions for dissolution or is dissolved as a result of an adversary suit or proceeding.

           12.1.5  Receiver; Bankruptcy (Involuntary) -- If
(a) any execution or attachment levied against the assets of the Grantor is not set aside, discharged, or stayed within thirty
(30) days after the same was levied or within ten (10) days after the expiration of any stay thereof, (b) an order, judgment, or decree is entered by any court of competent jurisdiction on the application of a creditor, adjudicating the Grantor a bankrupt or insolvent, or appointing a receiver, trustee, or liquidator for the Grantor, or of all or substantially all of its assets, or (c) an order of relief is entered against the Grantor pursuant to any bankruptcy statute or law and such order, judgment, or decree continues unstayed and in effect for a period of thirty (30) days and is not discharged within ten (10) days after the expiration of any stay thereof.

           12.1.6  Assignment of Rents -- Any attempted
assignment by the Grantor of the whole or any part of the Rents in contravention of Section 9.8.

           12.1.7  Prohibited Transfer or Encumbrance --
Any transfer or event in violation of Sections 7.4. 7.5. or 7.6.

           12.1.8  Loss of License -- The loss of any
franchise agreement, license or permit necessary for the operation, occupancy, or use of the Trust Property, if the same is not restored within thirty (30) days after the loss.

           12.1.9  Judgments -- Any judgment against the
Grantor for an amount in excess of Seventy Five Thousand Dollars
($75,000.00) is not paid, stayed, discharged, bonded or dismissed for a period of thirty (30) days following the date which the judgment becomes final and any appeal thereof is finally determined.

           12.1.10  Other Obligations -- Any obligation of
the Grantor (other than the obligations secured hereunder) in excess of Twenty Thousand Dollars ($20,000.00) becomes or is declared to be due and payable prior to the expressed maturity thereof and the same is not paid stayed, discharged, bonded or dismissed within thirty (30) days of the accelerated maturity date.

           12.1.11  Other Defaults -- The failure of the
Grantor to perform or observe any of its obligations or covenants under this Deed of Trust not previously specifically referred to in this Section 12.

           12.1.12  Default under Other Loan Documents --
The failure of the Grantor to perform or observe any of its obligations or covenants in any Loan Document other than this Deed of Trust.

           12.1.13  Event of Default under Other Loan Documents
- -- An "Event of Default" (if so defined) or, if not so defined, a default occurs under a Loan Document other than this Deed of Trust. However, with regard to any such default which is not a monetary default as described in Section 12.1.1, such default will not be deemed to have occurred if it is completely remedied within fifteen (>15) days after Beneficiary has sent written notice of such default to the Grantor.

           12.1.14  Substances -- The Grantor fails to
promptly perform or comply with any of the terms and conditions set forth in Section 10.

           12.1.15  Dissolution of Grantor -- If
Grantor dissolves, or permits its dissolution.

           12.1.16  Tax Matters -- An event occurs of the
type described in Section 6.5 hereof.

     12.2  Payment or Performance by Trustees or Beneficiary
- -- Upon an Event of Default, the Trustees or the Beneficiary may, at their option, make any payments or take any other actions they deem necessary or desirable to cure the Event of Default and/or conserve the Trust Property. The Grantor shall, upon demand, reimburse the Trustees or the Beneficiary for all sums so advanced or expenses incurred by them, together with interest at the Penalty Rate from the date of advance or payment of the same, which sums shall be secured by this Deed of Trust. The Trustees or the Beneficiary may enter upon the Trust Property without prior notice to the Grantor or judicial process and may take any action to enforce its rights under this Section 12.2 without liability to the Trustees or the Grantor.

     12.3 Possession by Trustees or Beneficiary -- Upon the occurrence of an Event of Default, the Trustees or the Beneficiary may enter upon and take possession of the Trust Property without notice to the Grantor, judicial process, or the appointment of a receiver. The Trustees or the Beneficiary may exclude all persons from the Trust Property and may Operate the Trust Property and receive all Rents. The Trustees or the Beneficiary and the Trustees shall have the right, as agent for the Grantor, to Operate the Trust Property and carry on the business of the Grantor, either in the name of the Grantor or otherwise. Neither the Trustees nor the Beneficiary shall be liable to the Grantor for taking possession of the Trust Property, as aforesaid, nor shall they be required to make repairs or replacements, and they shall be liable to account only for Rents actually received by them. All Rents collected by the Trustees or the Beneficiary shall be applied (a) first, to pay all expenses incurred in taking possession of the Trust Property,
(b) second, to pay costs and expenses to Operate the Trust Property and/or to comply with the terms of the Loan Documents,
(c) third, to pay all sums secured by the Loan Documents in the order of priority determined by Beneficiary, and (d) fourth, the balance, if any, to the Grantor or such other Person as may be entitled thereto.

     12.4  Acceleration of the Note -- Upon an Event of
Default, Beneficiary may, at its option and by written notice to the Grantor, declare the entire balance of the Note and all other amounts due under the Loan Documents, immediately due and payable. Acceleration of maturity, once claimed by the Beneficiary, may at the option of the Beneficiary, be rescinded by written acknowledgment to that effect by the Beneficiary, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity.

     12.5 Collection of Rents -- Upon the occurrence of an Event of Default and written demand by the ,Beneficiary to the Tenants, all Rents shall be payable directly to the Beneficiary.

     12.6  Assent to a Decree and Power of Sale -- The
Grantor assents to the passage of a decree for the sale of the Trust Property upon the occurrence of an Event of Default, by any court having jurisdiction and the Grantor authorizes and empowers the Trustees, upon the occurrence of an Event of Default, to sell the Grantor's interest in the Trust Property, in accordance with the Maryland Rules of Procedure or any other Law. The Trust Property or any interest therein may be sold upon such terms and in as many parcels as the Person conducting the sale may, in its sole discretion, elect. No readvertisement of any sale shall be required if the sale is adjourned by announcement, at the time and place set therefor, of the date, time, and place to which the same is to be adjourned.

     12.7  Foreclosure Sale -

           12.7.1  If one or more of the Events of Default
shall occur, the Trustees, at the direction of Beneficiary, shall sell and, in the case of default of any purchaser or purchasers, shall resell all the Trust Property as an entirety, or in such parcels and in such order as Beneficiary shall in writing request, or, in the absence of such request, as the Trustees may determine (Grantor hereby waiving for itself and for any person claiming by or through it, the application of the doctrine of marshaling of assets), at public auction at some convenient place or places in the jurisdiction in the State of Maryland where the Trust Property is situate, or in such other place or places as may be permitted by law, at such time, in such manner and upon such terms as the Trustees may fix and briefly specify in each notice of sale, which notice of sale shall state the time when, and the place where, the same is to be made, shall contain a brief general description of the property to be sold, and shall be sufficiently given if published as frequently and in such publication as may be required by law, and Beneficiary or the Trustees may cause such further public advertisement to be made as they may deem advisable, and any such sale may be adjourned by the Trustees by announcement at the time and place appointed for such sale or for such adjourned sale, and, without further notice or publication, such sale may be made at the time and place to which the same shall be so adjourned. If one or more Leases are entered into or recorded subsequent to the recording of this Deed of Trust or are otherwise subordinate to this Deed of Trust, the Trustees shall sell, at the direction of the Beneficiary, subject to any one or more of such tenancies that are designated and selected by the Beneficiary.

           12.7.2  Upon the completion of any sale and
compliance with all the terms thereof, the Trustees shall execute and deliver to the purchaser or purchasers, a good and sufficient deed of conveyance, assignment and transfer, lawfully conveying, assigning and transferring the property sold. Payment to the Trustees of the entire purchase money shall be full and sufficient discharge of any purchaser or purchasers of the property, sold as aforesaid, for the purchase money; and no such purchaser, or his representatives, successors or assigns, after paying such purchase money and receiving the deed shall be bound to see to the application of such purchase money.

           12.7.3  In the case of any sale of the Trust
Property or of any part thereof, whether under the power of sale herein granted, assent to decree or through other judicial proceedings, the proceeds thereof, together with any other sums which may then be held as security hereunder or be due under any of the provisions hereof as a part of the Property, shall be applied as follows:

                FIRSTLY, to pay all proper costs,
           charges, fees and expenses, including the fees and costs herein provided for and to pay the costs of appraisals of the Property and the costs of title examination; and to pay or repay to Beneficiary or the Trustees, all moneys advanced by them or either of them for taxes, insurance or otherwise, with interest thereon as provided herein; and to pay all taxes due upon the Trust Property at the time of sale; and to pay any other lien or encumbrance prior to the legal operation and effect of this Deed of Trust unless said sale is made subject to any such taxes or other lien or encumbrance; and to pay a counsel fee of Three Thousand Dollars ($3,000.00) for conducting the proceedings if without contest, but if legal services are rendered to Trustees or to Beneficiary in connection with any contested matter in the proceedings, then such additional counsel fees and expenses shall be allowed out of the proceeds of sale or sales as the court may deem proper; and also to pay a commission to the Trustees or other party making the sale equal to five percent (5%) of the gross sale price; and also to pay a reasonable commission to the auctioneer conducting the sale;

                SECONDLY, to pay whatever may then remain unpaid under the Note and the interest thereon to the date of payment, whether the same shall be due or not, it being agreed that the Note shall, upon such sale being made before the maturity of the Note, be and become immediately due and payable at the election of Beneficiary and to pay all of the indebtedness secured hereby;

                THIRDLY, to pay the remainder of said
           proceeds, if any, less the expense, if any, of obtaining possession, to Grantor or other party lawfully entitled to receive the same, upon the delivery and surrender of possession of the property sold and conveyed and delivery of all records, books, bank accounts, Leases, agreements, security deposits of the tenants and all other material relating to the Operation of the Trust Property to the said purchaser or purchasers.

           12.7.4 Immediately upon the filing or docketing of suit preliminary to a foreclosure sale of the Property, or any part thereof under this Deed of Trust, there shall be and become due and owing by Grantor, a Trustees commission on the total amount of the indebtedness secured hereby of two and one-half (21/2%) of the total amount of the indebtedness and a reasonable auctioneer's commission, and Beneficiary shall not be required to receive the principal and interest in satisfaction of the indebtedness secured hereby, but said sale may be proceeded with unless, prior to the day appointed therefor, tender is made of said principal, interest, commissions and all expenses and costs incident to such sale and all other sums that are part of the indebtedness secured hereby.

           12.7.5 Beneficiary may bid and become the purchaser at any sale under this Deed of Trust. If Beneficiary is the purchaser at any such sale, Beneficiary may apply the outstanding indebtedness against all or any portion of the purchase price, including the deposit.

     12.8  Deficiency of Proceeds -- If, after a
foreclosure sale, a deficiency exists in the net proceeds of such sale, the Beneficiary shall be entitled to a deficiency judgment or decree against Grantor for such deficiency which shall bear interest at the Penalty Rate.

     12.9 Insurance or Condemnation After Deficiency -- If the Trust Property is sold at a foreclosure sale prior to receipt of an insurance or a condemnation award or payment, the Beneficiary shall receive and apply the proceeds of the award or payment toward the satisfaction of any deficiency resulting from the foreclosure sale, whether or not a deficiency judgment is sought, recovered, or denied.

     12.10 Trustee's Bond -- The Grantor waives any right to require the Person authorized to make the sale to post a bond in any foreclosure proceeding.

     12.11  Appointment of a
Receiver -- Upon the occurrence of an Event of Default, the Beneficiary shall be entitled to the immediate appointment of a receiver for the Trust Property, without regard to the value of the Trust Property or the solvency of any person liable for payment of the amounts due under the Loan Documents.

     12.12 Remedies Cumulative -- All rights, powers, and remedies of the Beneficiary or the Trustees provided for in the Loan Documents are cumulative and concurrent and shall be in addition to and not exclusive of any appropriate legal or equitable remedy provided by Law or contract. Exercise of any right, power, or remedy shall not preclude the simultaneous or subsequent exercise of any other by the Beneficiary or the Trustees.

     12.13 Rights Under the Uniform Commercial Code -- Upon the occurrence of an Event of Default, the Grantor shall assemble and make available to the Beneficiary and the Trustees, those portions of the Trust Property which consist of personal property at a place to be designated by the Trustees, and the Beneficiary and the Trustees may exercise all the rights and remedies of a secured party under the Uniform Commercial Code. Any notices required by the Uniform Commercial Code shall be deemed reasonable if mailed certified mail, return receipt requested, postage prepaid, by the Beneficiary or the Trustees to the Grantor. Disposition of the Trust Property shall be deemed commercially reasonable if made pursuant to a public offering advertised at least twice in a newspaper of general circulation in the County (or Baltimore City) where the Trust Property is located. Nothing herein shall preclude Beneficiary and Trustees from proceeding as to all of the Trust Property in accordance with the rights and remedies of Beneficiary and Trustees in respect of real property, as provided in Section 9-501(4) of the Commercial Law Article of the Annotated Code of Maryland, as amended from time to time.

13.  MISCELLANEOUS

     13.1 Waivers -- No term of any Loan Document shall be deemed waived unless the waiver shall be in writing and signed by the parties making the waiver. Any failure by the Beneficiary or the Trustees to insist upon the Grantor's strict performance of any of the terms of the Loan Documents shall not be deemed or construed as a waiver of those or any other terms. Any delay in exercising or enforcing any rights with respect to a Default or an Event of Default shall not bar the Beneficiary or the Trustees from exercising any rights under the Loan Documents, or at law or in equity.

     13.2  Consents -

           13.2.1  The Beneficiary may (a) release any
Person liable under the Loan Documents, (b) release any part of the Trust Property, (c) extend the time of payment of the Loan, and/or (d) modify the terms of the Loan Documents, regardless of consideration and without notice to or consent by the holder of any subordinate lien on the Trust Property. No release, extension or modification of the Trust Property held under the Loan Documents shall impair or affect the lien of this Deed of Trust or the priority of such lien over any subordinate lien.

           13.2.2  Regardless of whether a Person has been
given notice or has given its prior consent, it shall not be relieved of any obligation under any Loan Documents by reason of
(a) the failure of the Beneficiary, the Trustees, or any other Person to take any action, foreclose, or otherwise enforce any provision of the Loan Documents, (b) the release of any other Person liable under any Loan Document, (c) the release of any portion of the Trust Property under the Loan Documents, or (d) any agreement or stipulation between any subsequent owners of the Trust Property and Beneficiary extending the time of payment or modifying the terms of any Loan Document.

     13.3  Headings -- All Article and Section headings are
for convenience only and shall not be interpreted to enlarge
or restrict the provisions of this Deed of Trust.       13.4
Notices -- All notices shall be in writing and, unless otherwise specified in a written notice, shall be sent to the respective addresses of the parties as follows:

     Beneficiary:     Loyola Federal Savings Bank
                      1300 North Charles Street
                      Baltimore, Maryland 21201

                      ATTN: A. Gregory Manuel, Vice President

     With a copy to:  Searle E. Mitnick, Esquire
                      Kaplan, Heyman, Greenberg,
                         Engelman & Belgrad, P.A.
                      20 S. Charles Street, 10th Floor
                      Baltimore, Maryland 21201

     Trustees:        Thomas R. Marvel and A. Gregory Manuel
                      1300 North Charles Street
                      Baltimore, Maryland 21201

     Grantor:         Universal Security Instruments, Inc.
                      10324 S. Dolfield Road
                      Owings Mills, Maryland 21117

     With a copy to:  Edward E. Obstler, Esquire
                      c/o Gordon, Feinblatt, Rothman,
                         Hoffberger & Hollander, LLC
                      The Garrett Building
                      233 E. Redwood Street
                      Baltimore, Maryland 21202

     A notice may be hand-delivered or mailed, postage prepaid, first-class, registered or certified mail, return receipt requested. Any notice sent by mail shall be deemed to have been received on the second business day following the date of mailing.

     13.5 Binding Effect -- The terms and conditions agreed to by Grantor and the covenants of Grantor shall be binding upon the personal representatives, successors and assigns of Grantor and of each of them, but this provision does not waive any prohibition of assignment or any requirement of consent to an assignment under the other provisions of this Deed of Trust; any consent to an assignment shall not be consent to any further assignment, each of which must be specifically obtained in writing.

     13.6 Amendment -- No Loan Document may be modified except in writing signed by (a) the Beneficiary and/or the Trustees, and (b) Grantor.

     13.7 Severability -- In the event any provision of this Deed of Trust shall be held invalid or unenforceable by a court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     13.8 Notices from Governmental Authorities Affecting the Trust Property -- Any notice from any governmental or quasi-governmental authority or corporation with respect to the Trust Property sent to or known by the Grantor shall be promptly transmitted to the Beneficiary and the Trustees.

     13.9 Legal Construction -- The Note, this Deed of Trust and the other Loan Documents shall be construed according to the laws of the State of Maryland (excluding Maryland conflict of laws) and any court of competent jurisdiction of the State of Maryland shall have jurisdiction over any action regarding the Loan including, but not limited to, any proceeding instituted to enforce this Deed of Trust, and any objections to venue are hereby waived.

     13.10 Usury Limitations -- No provision of this Deed of Trust or of the Note shall require the payment or permit the collection of interest or other sum in excess of the maximum permitted by applicable law, including a judicial determination. If any excess of interest or other sum in such respect is herein or in the Note provided for, or shall be adjudicated to be so provided for herein or in the Note, neither Grantor nor its successors or assigns shall be obligated to pay such interest or other sum in excess of the amount permitted by applicable law, including a judicial determination, and the right to demand the payment of any such excess shall be and hereby is waived. The provisions of this Section shall control all other provisions of this Deed of Trust and the Note.

     13.11 Mutual Waiver of Jury Trial -- Beneficiary and Grantor each, on behalf of itself and its successors and assigns, WAIVES to the fullest extent permitted by law, all right to TRIAL BY JURY of any and all claims between them arising under this Deed of Trust, the Note, or any other Loan Documents, and any and all claims arising under common law under any statute of any state or the United States of America, whether any such claims be now existing or hereafter arising, now known or unknown. In making this waiver, Beneficiary and Grantor acknowledge and agree that any and all claims made by Beneficiary against Grantor and all claims made by Grantor against Beneficiary shall be heard by a judge of a court of proper jurisdiction, and shall not be heard by a jury. Beneficiary and Grantor acknowledge and agree that THIS WAIVER OF TRIAL
BY JURY IS A MATERIAL ELEMENT OF THE CONSIDERATION FOR THIS TRANSACTION. Beneficiary and Grantor, with advice of counsel, each acknowledges that it is knowingly and voluntarily waiving a legal right by agreeing to this waiver provision.

     13.12 Time of the Essence -- Time is of the essence with respect to the Loan Documents.

     13.13  Effect of Payments -- Any payment or
other performance made in accordance with the Loan Documents by any Person other than Grantor shall not entitle such Person to any right of subrogation under the Loan Documents, unless expressly consented to in writing by the Beneficiary.

     13.14 Word Forms -- The use of any gender, tense, or conjugation herein shall be applicable to all genders, tenses, and conjugations. The use of the singular shall include the plural and the plural shall include the singular.

     WITNESS the execution hereof by the Grantor and the affixing of the Grantor's seal.

WITNESS:                    UNIVERSAL SECURITY INSTRUMENTS, INC.
                            Grantor


__________________________  By:__________________________(SEAL)


STATE OF MARYLAND   )
                    )   to wit:
CITY OF BALTIMORE   )

     I HEREBY CERTIFY, that on the ___________ day of June, 1995, before me, a Notary Public of the State of Maryland, personally appeared __________________________________ of
Universal Security Instruments, Inc. known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, who acknowledged that he executed the same for the purpose therein contained.

     WITNESS my hand and Notarial Seal.


                          ___________________________________
                                      Notary Public

My Commission Expires:______________________

     This instrument has been prepared by Searle E. Mitnick, an attorney admitted to practice before the Court of Appeals of Maryland, under such attorney's supervision. or by one or more parties named in this instrument.


                          ___________________________________
                          SEARLE E. MITNICK

                       DESCRIPTION

ALL THAT CERTAIN PIECE PARCEL OR TRACT OF LAND SITUATED IN
THE FOURTH ELECTION DISTRICT OF BALTIMORE COUNTY MARYLAND AND
BEING KNOWN AS 10324 SOUTH DOLFIELD ROAD AND BEING MORE
PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING FOR THE SAME AT THE SOUTHEAST END OF THE GUSSET
LINE BETWEEN THE WEST SIDE OF NEW PLANT COURT, 60 FEET WIDE, AND THE SOUTH SIDE OF SOUTH DOLFIELD ROAD, 70 FEET WIDE, AS SHOWN ON THE PLAT ENTITLED "SECTION 2, OWINGS MILLS INDUSTRIAL PARK"
AND RECORDED AMONG THE LAND RECORDS OF BALTIMORE COUNTY, MARYLAND IN PLAT BOOK 29 PAGE 14, RUNNING THENCE BINDING ON SAID WEST SIDE OF NEW PLANT COURT THE FOLLOWING TWO (2) COURSES: (1) S03
57'34"W 229.00 FEET AND (2) SOUTHEASTERLY, BY A CURVE TO THE LEFT WITH THE RADIUS OF 330.00 FEET, THE ARC DISTANCE OF 352.64 FEET, THE CHORD OF SAID ARC BEING S26 39'14"E 336.10 FEET, THENCE CONTINUING TO BIND ON SAID WEST SIDE OF NEW PLANT COURT, AS SHOWN ON THE PLAT ENTITLED "FIRST AMENDED RESUBDIVISION OF PART OF PARCEL "E" REALIGNMENT OF NEW PLANT COURT, OWINGS MILLS INDUSTRIAL PARK" AND RECORDED AMONG SAID LAND RECORDS IN PLAT BOOK 34 PAGE 80 (3) S57 16'00"E 144.00 FEET, THENCE LEAVING SAID NEW PLANT COURT (4) S32 44'00"W 189.22 FEET TO THE NORTHEAST SIDE OF NORTHWESTERN EXPRESSWAY AS SHOWN ON SAID PLAT ENTITLED "SECTION 2, OWINGS MILLS INDUSTRIAL PARK", THENCE BINDING ON PART OF SAID NORTHEAST SIDE THE FOLLOWING TWO (2) COURSES: (5) N60 56'52"W 160.38 FEET AND (6) NORTHWESTERLY, BY A CURVE TO THE LEFT WITH THE RADIUS OF 7789.44 FEET, THE ARC DISTANCE OF 362.00 FEET, THE CHORD OF SAID OF ARC BEING N58 49'45"W 361.97 FEET TO THE SOUTHERLY MOST CORNER OF PARCEL E-1 AS SHOWN ON THE PLAT ENTITLED "AMENDED, RESUBDIVISION OF PART OF PARCEL "E", SECTION 2, OWINGS MILLS INDUSTRIAL PARK", AND RECORDED IN THE AFORESAID LAND RECORDS IN PLAT BOOK 48 PAGE 32, THENCE BINDING ON THE EAST OUTLINE OF SAID PARCEL "E-1" THE FOLLOWING TWO (2) COURSES: (7) N31 15'50"E 132.67 FEET AND (8) N03 57'34"E 418.00 FEET TO SAID
SOUTH SIDE SOUTH DOLFIELD ROAD, THENCE BINDING ON SAID SOUTH SIDE
(9) S86 02'26"E 179.00 FEET TO THE NORTHWEST END OF SAID GUSSET LINE, THENCE BINDING ON SAID GUSSET LINE (10) S48 44'31"E 26.40 FEET TO THE PLACE OF BEGINNING.

CONTAINING 189,836 SQ.FT. OR 4.358 ACRES OF LAND.

BEING THE SAME PROPERTY CONVEYED TO UNIVERSAL
SECURITY INSTRUMENTS, INC. BY BALTIMORE COUNTY, MARYLAND BY DEED
DATED MARCH 14, 1994 AND RECORDED AMONG SAID LAND RECORDS IN
LIBER 10849 FOLIO 317.

                        DESCRIPTION

ALL THAT CERTAIN PIECE, PARCEL, OR TRACT OF LAND SITUATED IN THE FOURTH ELECTION DISTRICT OF BALTIMORE COUNTY, MARYLAND AND BEING KNOWN AS PARCEL "A" PROPERTY OF UNIVERSAL SECURITY INSTRUMENTS AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING FOR THE SAME AT A POINT ON THE SOUTH SIDE OF NEW
PLANT COURT, 60 FEET WIDE, AS SHOWN ON THE PLAT ENTITLED
"FIRST AMENDED; RESUBDIVISION OF PART OF PARCEL "E"; REALIGNMENT
OF NEW PLANT COURT, OWINGS MILLS INDUSTRIAL PARK" AND RECORDED
AMONG THE LAND RECORDS OF BALTIMORE COUNTY, MARYLAND IN PLAT BOOK
34 PAGE 80, SAID POINT OF BEGINNING BEING DISTANT S57 16'00"E
144.00 FEET FROM THE SOUTHERN END OF CURVE "B" AS SHOWN ON SAID
PLAT, RUNNING THENCE LEAVING SAID SOUTH SIDE (1) S32 44'00"W
189.22 FEET TO THE NORTH SIDE OF NORTHWESTERN EXPRESSWAY AS SHOWN

ON SAID PLAT, THENCE BINDING ON THE SAID NORTH SIDE THE FOLLOWING TWO (2) COURSES; (2) N60 56'52"W 160.38 FEET AND (3)
NORTHWESTERLY BY A CURVE TO THE LEFT WITH THE RADIUS OF 7,789.44 FEET, THE ARC DISTANCES OF 362.00 FEET, THE CHORD OF SAID ARC BEING N58 49'45"W 361.97 FEET TO THE SOUTHERLY MOST CORNER OF PARCEL "E-1" AS SHOWN ON THE PLAT ENTITLED "AMENDED, RESUBDIVISION OF PART OF PARCEL "E", SECTION 2, OWINGS MILLS INDUSTRIAL PARK", AND RECORDED IN SAID LAND RECORDS IN PLAT BOOK 48 PAGE 32, THENCE BINDING ON PART OF THE EAST OUTLINE
OF SAID PARCEL "E-1" (4) N31 15'50"E 128.68 FEET, THENCE FOR NEW LINE OF DIVISION (5) S85 01'00"E 256.03 FEET TO SAID SOUTH SIDE NEW PLANT COURT, THENCE BINDING ON SAID SOUTH SIDE THE FOLLOWING TWO (2) COURSE: (6) SOUTHEASTERLY, BY A CURVE TO THE LEFT WITH THE RADIUS OF 330.00 FEET, THE ARC DISTANCE OF 160.91 FEET, THE CHORD OF SAID ARC BEING S43 17'55"E 159.32 FEET AND (7) S57 16'00"E 144.00 FEET TO THE PLACE OF BEGINNING.

CONTAINING 102,199 SQUARE FEET OR 2.3462 ACRES OF LAND.

BEING PART OF THE PROPERTY CONVEYED TO UNIVERSAL
SECURITY INSTRUMENTS, INC. BY BALTIMORE COUNTY, MARYLAND BY DEED
DATED MARCH 14, 1994 AND RECORDED AMONG SAID LAND RECORDS IN
LIBER 10849 PAGE 317.